As filed with the Securities and Exchange Commission on October 30, 2006
Registration No. 333-134088

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 6
to
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ORBCOMM Inc.
(Exact name of registrant as specified in its charter)

Delaware	4899	41-2118289
(State or Other Jurisdiction of Incorporation of Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2115 Linwood Avenue, Suite 100
Fort Lee, New Jersey 07024
(201) 363-4900
(Address, including zip code, and telephone number
including area code, of registrant’s principal executive offices)
Christian G. Le Brun, Esq.
General Counsel
ORBCOMM Inc.
2115 Linwood Avenue, Suite 100
Fort Lee, New Jersey 07024
(201) 363-4900
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Sey-Hyo Lee, Esq. Alejandro R. San Miguel, Esq. Chadbourne & Parke LLP 30 Rockefeller Plaza New York, New York 10112 (212) 408-5100	James H. Ball, Jr., Esq. Milbank, Tweed, Hadley & McCloy LLP One Chase Manhattan Plaza New York, New York 10005 (212) 530-5000

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement is declared effective.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box.    ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

CALCULATION OF REGISTRATION FEE

	Proposed Maximum	Amount of
Title of Each Class of	Aggregate Offering	Registration
Securities to be Registered	Price(1)(2)	Fee(3)

Common Stock, par value $0.001 per share	$179,576,180	$19,215

(1)	Includes shares which the underwriters have the option to purchase solely to cover over-allotments, if any.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

(3)	Includes $16,050 previously paid in connection with the initial filing.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
This Amendment No. 6 is being filed solely for the purpose of recalculating the registration fee for the Registration Statement on Form S-1 (Registration No. 333-134088) and to amend Part II of the Registration Statement to amend Item 13 “Other Expenses of Issuance and Distribution” and Item 14 “Indemnification of Directors and Officers” and to refile Exhibits 3.3, 4.1 and 5 to the Registration Statement.

PART II
Information Not Required in Prospectus

Item 13.	Other Expenses of Issuance and Distribution
The following table sets forth the various expenses, other than the underwriting discounts and commissions, payable by us in connection with the sale and distribution of the securities being registered. All amounts shown are estimates, except the Securities and Exchange Commission registration fee, the National Association of Securities Dealers, Inc. filing fee and the Nasdaq National Market application fee.

SEC registration fee	$19,215
NASD filing fee	18,458
Nasdaq Global Market application fee	120,000
Accounting fees and expenses	1,500,000
Legal fees and expenses	2,100,000
Printing and engraving expenses	400,000
Transfer agent fees and expenses	25,000
Blue sky fees and expenses	10,000
Miscellaneous fees and expenses	537,327

Total	$4,730,000

Item 14.	Indemnification of Directors and Officers
ORBCOMM Inc. is a Delaware corporation. Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to ORBCOMM Inc. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.
Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the director’s duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or for any transaction from which the director derived an improper personal benefit.
Article Seventh of ORBCOMM Inc.’s amended and restated certificate of incorporation provides that a director of ORBCOMM Inc. shall not be liable to ORBCOMM Inc. or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Delaware law. In addition, ORBCOMM Inc.’s amended bylaws and the appendix thereto provide for the indemnification of ORBCOMM Inc.’s directors, officers, employees and agents to the extent permitted by Delaware law. We have entered into indemnity agreements with our directors and our executive officers whereby we have agreed to indemnify the directors and executive officers to the extent permitted by our bylaws and Delaware law.
Item 15. Recent Sales of Unregistered Securities
During the past three fiscal years, we have issued securities in the following transactions, each of which was exempt from the registration requirements of Securities Act of 1933, as amended (Securities

Act). All of the below-referenced securities issued pursuant to the exemption from registration under Section 4(2) of the Securities Act are deemed restricted securities for the purposes of the Securities Act and the presentation gives retroactive effect to the 2-for-3 reverse stock split of our common stock effected on October 6, 2006.
During 2003, 2004, 2005 and 2006, we issued the following securities in transactions exempt from registration under Section 4(2) or 3(a)(9) of the Securities Act:

•	In March 2003, ORBCOMM LLC issued convertible notes in the aggregate principal amount of approximately $4.5 million to unrelated parties of which notes totaling approximately $165,000 were issued to a placement agent. ORBCOMM LLC issued additional convertible notes in the aggregate principal amount of approximately $1.2 million to related parties. Additionally, with the issuance of these notes, ORBCOMM LLC issued warrants to purchase 1,182,580 membership interests units of ORBCOMM LLC with a fair value of approximately $930,000.

•	In January and February 2004, ORBCOMM LLC issued convertible notes in the aggregate principal amount of approximately $1.3 million. ORBCOMM LLC also issued warrants to purchase 131,578 membership interest units of ORBCOMM LLC in connection with these notes.

•	On February 17, 2004, we completed a private placement of 6,302,817 shares of our Series A preferred stock at a purchase price of $2.84 per share, or an aggregate of approximately $17.9 million, to SES Global, S.A., Ridgewood Satellite LLC, OHB Technology A.G., Sagamore Hill Hub Fund Ltd., Northwood Ventures LLC and Northwood Capital Partners LLC, each of which is and was at the time an accredited investor, including conversion of a note in the amount of $2.6 million issued to Ridgewood Satellite LLC.

•	In connection with the private placement, approximately $11.0 million of the outstanding convertible debt of ORBCOMM LLC, which included the notes issued in 2003 and 2004 as well as other notes issued prior to 2003, was converted into approximately 3.9 million shares of our Series A preferred stock.

•	In connection with the private placement, the corporate structure of ORBCOMM LLC was reorganized such that ORBCOMM LLC became our wholly owned subsidiary and the former members of ORBCOMM LLC were issued 5,657,934 shares of our common stock in exchange for their membership interest units and holders of warrants to purchase membership interest units of ORBCOMM LLC were issued warrants to purchase 1,824,665 shares of our common stock.

•	In connection with the reorganization, two of our officers contributed all of their interests in Sistron International LLC (representing 100% of Sistron) to us in exchange for 127,414 shares of Series A preferred stock in the amount of approximately $361,855.

•	On August 13, 2004, we completed a follow-on sale of 4,051,888 shares of Series A preferred stock in the amount of approximately $11.5 million to existing holders of Series A preferred stock.

•	In 2005, we issued Transport International Pool, Inc. 32,083 shares of common stock in the amount of approximately $136,000 upon Transport International Pool, Inc.’s non-cancellable order for the purchase of our products.

•	In October 2005, pursuant to an agreement entered into in connection with the 2004 reorganization, we acquired, from two of our officers, a 51% interest of Satcom in exchange for (i) 620,000 shares of Series A preferred stock in the amount of approximately $1,760,800 and (ii) a contingent payment in the event of a sale of or initial public offering.

•	In November and December 2005 and January 2006, we completed private placements in the amount of approximately $72.5 million, consisting of 10% convertible promissory notes due February 16, 2010, warrants to purchase our common stock and shares of our Series B preferred stock to PCG Satellite Investments, LLC (an affiliate of the Pacific Corporate Group), MH Investors Satellites LLC (an affiliate of MH Equity Investors), Torch Hill Capital and several existing investors, including Ridgewood Capital, OHB Technology A.G., Northwood Ventures and several members of senior management, and certain other private equity investors, each of which is an accredited investor. The 10% convertible notes automatically converted on December 30, 2005 into shares of Series B preferred stock at a conversion price of $4.03 per share, and as a result of such conversion, the warrants were cancelled for no consideration. The transactions also included the reinvestment by certain holders of our Series A preferred stock of $1.3 million of dividends paid to the Series A preferred stock holders in shares of Series B preferred stock at a price of $4.03 per share. As a result of these transactions, an aggregate of approximately 18.0 million shares of our Series B preferred stock were issued and outstanding as of June 30, 2006.

•	In July and August 2006, we issued an aggregate of 520,588 shares of common stock upon the exercise of warrants to purchase common stock at per share exercise prices of $2.33 and $4.26. We received aggregate gross proceeds of $1.3 million from the exercise of these warrants.

During 2004, we granted stock options to officers, directors, employees and consultants under our 2004 stock option plan covering an aggregate of 1,528,332 shares of our common stock, at an average exercise price of $3.08. During 2006, we granted stock options to an officer under our 2004 stock option plan covering an aggregate of 50,000 shares of our common stock, at an average exercise price of $4.88 per share. In 2006, we awarded 1,058,293 RSUs and 413,333 SARs with a weighted average issuance price equal to the initial public offering price of our common stock in this offering under the 2006 LTIP to employees of the Company. The stock option, RSU and SAR awards described above were made under written compensatory plans or agreements in reliance on the exemption from registration pursuant to Rule 701 under the Securities Act or pursuant to Section 4(2) under the Securities Act.

Item 16.	Exhibits and Financial Statement Schedules
(a) Exhibits

Exhibit No.	Description

*1	Form of Underwriting Agreement.
*3.1	Third Amended and Restated Certificate of Incorporation of the Company.
*3.2	Amended and Restated Bylaws of the Company.
3.3	Amended and Restated Certificate of Incorporation of the Company.
*3.4	Form of Amended Bylaws of the Company.
*3.5	Amendment to Third Amended and Restated Certificate of Incorporation of the Company.
4.1	Specimen certificate for common stock, par value $0.001 per share, of the Company.
*4.2	Second Amended and Restated Stockholders Agreement, dated as of December 30, 2005, among the Company and certain preferred stockholders and common stockholders of the Company.
*4.3	Consent of certain holders of Series B convertible redeemable preferred stock, dated as of October 11, 2006.
5	Opinion of Chadbourne & Parke LLP as to the legality of the common stock.
*9.1	Second Amended & Restated Preferred Stock Voting Agreement, dated as of December 30, 2005, among the Company and certain preferred stockholders of the Company.
*9.2	Amended and Restated Common Stock Voting Agreement, dated as of November 18, 2005, among the Company and certain common stockholders of the Company.
*†10.1	Validation Services Agreement, dated May 20, 2004, between the Company and the United States Coast Guard.
*†10.2.1	Cooperation Agreement, dated May 18, 2004, among the Company, Stellar Satellite Communications Ltd. and Delphi Corporation.
*10.2.2	Amendment Number One to Cooperation Agreement, dated December 27, 2005, among the Company, Stellar Satellite Communications Ltd. and Delphi Corporation.
*†10.2.3	Pricing Letter Agreement, dated May 6, 2004, between the Company and Delphi Corporation.
*†10.3.1	ORBCOMM Concept Demonstration Satellite Bus, Integration Test and Launch Services Procurement Agreement, dated March 10, 2005, between the Company and OHB-System AG.

Exhibit No.	Description

*†10.3.2	Amendment to the Procurement Agreement, dated June 5, 2006, between the Company and OHB-System AG.
*†10.4	ORBCOMM Concept Demonstration Communication Payload Procurement Agreement, dated November 3, 2004, between the Company and Orbital Sciences Corporation.
*†10.5	Amendment to the Procurement Agreement, dated April 21, 2006, between the Company and Orbital Sciences Corporation.
*10.6	Second Amended and Restated Registration Rights Agreement, dated as of December 30, 2005, by and among the Company and certain preferred stockholders of the Company.
*10.7	Convertible Notes and Stock Purchase Agreement, dated December 30, 2005, by and among the Company and the investors party thereto.
*10.8.1	Satcom International Group plc. Contribution Agreement, dated February 17, 2004, by and between the Company, Satcom International Group plc., Don Franco, Nancy Franco, Jerome B. Eisenberg and Europa Holdings Limited.
*10.8.2	Satcom International Group plc. Put Agreement, dated February 17, 2004, by and between the Company, Don Franco and Europa Holdings Limited.
*10.8.3	Reorganisation Agreement, dated October 7, 2005, between Satcom International Group plc. and other persons party thereto.
*†10.9.1	International Value Added Reseller Agreement, dated March 14, 2003, between the Company and Transport International Pool.
*†10.9.2	Amendment to International Value Added Reseller Agreement, dated January 26, 2006, between the Company and Transport International Pool.
*10.9.3	Assignment and Assumption Agreement, dated February 28, 2006, between ORBCOMM LLC, Transport International Pool and GE Asset Intelligence, LLC.
*†10.9.4	Amendment to International Value Added Reseller Agreement dated July 11, 2006 between ORBCOMM LLC and GE Asset Intelligence, LLC.
*10.9.5	Amendment to International Value Added Reseller Agreement dated August 3, 2006 between ORBCOMM LLC and GE Asset Intelligence, LLC.
*10.10	Form of Common Stock Warrants.
*10.11	Form of Series A Preferred Stock Warrants.
*10.12	Form of Ridgewood Preferred Stock Warrants.
*10.13	Form of Indemnification Agreement between the Company and the executive officers and directors of the Company.
*10.14	Schedule identifying agreements substantially identical to the Form of Indemnification Agreement constituting Exhibit 10.13 hereto.
*10.15	2004 Stock Option Plan.
*10.16	2006 Long-Term Incentives Plan.
*10.17	Form of Incentive Stock Option Agreement under the 2004 Stock Option Plan.
*10.18	Form of Non-Statutory Stock Option Agreement under the 2004 Stock Option Plan.
*†10.19	Employment Agreement, effective as of June 1, 2006, between Jerome B. Eisenberg and the Company.
*†10.20	Employment Agreement, effective as of June 1, 2006, between Marc Eisenberg and the Company.
*10.21.1	Employment Agreement, dated as of May 5, 2006, between John P. Brady and the Company.
*10.21.2	Amendment to Stock Option Agreement, dated as of May 5, 2006, between John P. Brady and the Company.
*10.21.3	Retention and Separation Agreement, effective as of October 11, 2006, between John P. Brady and the Company.
*†10.22	Employment Agreement, effective as of June 1, 2006, between John J. Stolte, Jr. and the Company.
*10.23	Employment Agreement, effective as of August 2, 2004, between Emmett Hume and the Company.
*10.24	Form of Restricted Stock Unit Award Agreement under the 2006 Long-Term Incentives Plan.

Exhibit No.	Description

*10.25	Form of Stock Appreciation Rights Award Agreement under the 2006 Long-Term Incentives Plan.
*†10.26	Employment Agreement, effective as of October 1, 2006, between Robert G. Costantini and the Company.
*†10.27	Letter agreement, dated October 10, 2006, between Stellar Satellite Communications Ltd. and GE Asset Intelligence, LLC.
*16	Letter of J.H. Cohn LLP regarding change in certifying accountant.
*21	Subsidiaries of the Company.
*23.1	Consent of Deloitte & Touche LLP, an independent registered public accounting firm.
*23.2	Consent of J.H. Cohn LLP, an independent registered public accounting firm.
*23.3	Consent of Chadbourne & Parke LLP, contained in their opinion as filed as Exhibit 5.
*24.1	Power of Attorney authorizing certain persons to sign this Registration Statement on behalf of certain directors and executive officers of the Company.
*24.2	Power of Attorney authorizing certain persons to sign this Registration Statement on behalf of certain directors and executive officers of the Company.
*99.1	Consent of Harbor Research, Inc.
*99.2	Consent of Hans E.W. Hoffmann to be named as a director of the Company.
*99.3	Consent of Gary H. Ritondaro to be named as a director of the Company.

*	Previously filed.

†	Portions of this exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions have been separately filed with the Securities and Exchange Commission.
(b) Financial Statement Schedules
Schedule II — Valuation and Qualifying Accounts and Reserves for the years ended December 31, 2003, 2004 and 2005 appears on page F-61.

Item 17.	Undertakings
The undersigned registrant hereby undertakes:

•	to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser;

•	that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use;

•	that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser to the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

•	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

•	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

•	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

•	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser;

•	that, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

•	that, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, ORBCOMM Inc. has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lee, State of New Jersey, on October 30, 2006.

ORBCOMM Inc.

By:	/s/ Jerome B. Eisenberg

Jerome B. Eisenberg
Chief Executive Officer and President
Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed on October 30, 2006 by the following persons in the capacities indicated:

Signature	Title

Jerome B. Eisenberg*	Chief Executive Officer, President and Director (principal executive officer)

Robert Bednarek*	Director

John Franco*	Director

Marco Fuchs*	Director

Ronald Gerwig*	Director

Robert Gold*	Director

Leslie Golden*	Director

Timothy Kelleher*	Director

Matthew Lesesky*	Director

Peter Schiff*	Director

Robert G. Costantini*	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)
*By: /s/ Christian G. Le Brun Christian G. Le Brun, Attorney-in-Fact**

**	By authority of the power of attorney filed as Exhibit 24 hereto.

Exhibit Index

Exhibit
No.		Description	Page No.

*1		Form of Underwriting Agreement.
*3	.1	Third Amended and Restated Certificate of Incorporation of the Company.
*3	.2	Amended and Restated Bylaws of the Company.
3.3		Amended and Restated Certificate of Incorporation of the Company.
*3	.4	Form of Amended Bylaws of the Company.
*3	.5	Amendment to Third Amended and Restated Certificate of Incorporation of the Company.
4.1		Specimen certificate for common stock, par value $0.001 per share, of the Company.
*4	.2	Second Amended and Restated Stockholders Agreement, dated as of December 30, 2005, among the Company and certain preferred stockholders and common stockholders of the Company.
*4	.3	Consent of certain holders of Series B convertible redeemable preferred stock, dated as of October 11, 2006.
5		Opinion of Chadbourne & Parke LLP as to the legality of the common stock.
*9	.1	Second Amended & Restated Preferred Stock Voting Agreement, dated as of December 30, 2005, among the Company and certain preferred stockholders of the Company.
*9	.2	Amended and Restated Common Stock Voting Agreement, dated as of November 18, 2005, among the Company and certain common stockholders of the Company.
*†10	.1	Validation Services Agreement, dated May 20, 2004, between the Company and the United States Coast Guard.
*†10	.2.1	Cooperation Agreement, dated May 18, 2004, among the Company, Stellar Satellite Communications Ltd. and Delphi Corporation.
*10	.2.2	Amendment Number One to Cooperation Agreement, dated December 27, 2005, among the Company, Stellar Satellite Communications Ltd. and Delphi Corporation.
*†10	.2.3	Pricing Letter Agreement, dated May 6, 2004, between the Company and Delphi Corporation.
*†10	.3.1	ORBCOMM Concept Demonstration Satellite Bus, Integration Test and Launch Services Procurement Agreement, dated March 10, 2005, between the Company and OHB-System AG.
*†10	.3.2	Amendment to the Procurement Agreement, dated June 5, 2006, between the Company and OHB-System AG.
*†10	.4	ORBCOMM Concept Demonstration Communication Payload Procurement Agreement, dated November 3, 2004, between the Company and Orbital Sciences Corporation.
*†10	.5	Amendment to the Procurement Agreement, dated April 21, 2006, between the Company and Orbital Sciences Corporation.
*10	.6	Second Amended and Restated Registration Rights Agreement, dated as of December 30, 2005, by and among the Company and certain preferred stockholders of the Company.
*10	.7	Convertible Notes and Stock Purchase Agreement, dated December 30, 2005, by and among the Company and the investors party thereto.
*10	.8.1	Satcom International Group plc. Contribution Agreement, dated February 17, 2004, by and between the Company, Satcom International Group plc., Don Franco, Nancy Franco, Jerome B. Eisenberg and Europa Holdings Limited.

Exhibit
No.		Description	Page No.

*10	.8.2	Satcom International Group plc. Put Agreement, dated February 17, 2004, by and between the Company, Don Franco and Europa Holdings Limited.
*10	.8.3	Reorganisation Agreement, dated October 7, 2005, between Satcom International Group plc. and other persons party thereto.
*†10	.9.1	International Value Added Reseller Agreement, dated March 14, 2003, between the Company and Transport International Pool.
*†10	.9.2	Amendment to International Value Added Reseller Agreement, dated January 26, 2006, between the Company and Transport International Pool.
*10	.9.3	Assignment and Assumption Agreement, dated February 28, 2006, between ORBCOMM LLC, Transport International Pool and GE Asset Intelligence, LLC.
*†10	.9.4	Amendment to International Value Added Reseller Agreement dated July 11, 2006 between ORBCOMM LLC and GE Asset Intelligence.
*10	.9.5	Amendment to International Value Added Resellers Agreement, dated August 3, 2006, between ORBCOMM LLC and GE Asset Intelligence, LLC.
*10	.10	Form of Common Stock Warrants.
*10	.11	Form of Series A Preferred Stock Warrants.
*10	.12	Form of Ridgewood Preferred Stock Warrants.
*10	.13	Form of Indemnification Agreement between the Company and the executive officers and directors of the Company.
*10	.14	Schedule identifying agreements substantially identical to the Form of Indemnification Agreement constituting Exhibit 10.13 hereto.
*10	.15	2004 Stock Option Plan.
*10	.16	2006 Long-Term Incentives Plan.
*10	.17	Form of Incentive Stock Option Agreement under the 2004 Stock Option Plan.
*10	.18	Form of Non Statutory Stock Option Agreement under the 2004 Stock Option Plan.
*†10	.19	Employment Agreement, effective as of June 1, 2006, between Jerome B. Eisenberg and the Company.
*†10	.20	Employment Agreement, effective as of June 1, 2006, between Marc Eisenberg and the Company.
*10	.21.1	Employment Agreement, dated as of May 5, 2006, between John P. Brady and the Company.
*10	.21.2	Amendment to Stock Option Agreement, dated as of May 5, 2006, between John P. Brady and the Company.
*10	.21.3	Retention and Separation Agreement, effective as of October 11, 2006, between John P. Brady and the Company.
*†10	.22	Employment Agreement, effective as of June 1, 2006, between John J. Stolte, Jr. and the Company.
*10	.23	Employment Agreement, effective as of August 2, 2004, between Emmett Hume and the Company.
*10	.24	Form of Restricted Stock Unit Award Agreement under the 2006 Long-Term Incentives Plan.
*10	.25	Form of Stock Appreciation Rights Award Agreement under the 2006 Long-Term Incentives Plan.
*†10	.26	Employment Agreement, effective as of October 1, 2006, between Robert G. Costantini and the Company.
*†10	.27	Letter agreement, dated October 10, 2006, between Stellar Satellite Communications Ltd. and GE Asset Intelligence, LLC.
*16		Letter of J.H. Cohn LLP regarding change in certifying accountant.

Exhibit
No.		Description	Page No.

*21		Subsidiaries of the Company.
*23	.1	Consent of Deloitte & Touche LLP, an independent registered public accounting firm.
*23	.2	Consent of J.H. Cohn LLP, an independent registered public accounting firm.
*23	.3	Consent of Chadbourne & Parke LLP, contained in their opinion as filed as Exhibit 5.
*24	.1	Power of Attorney authorizing certain persons to sign this Registration Statement on behalf of certain directors and executive officers of the Company.
*24	.2	Power of Attorney authorizing certain persons to sign this Registration Statement on behalf of certain directors and executive officers of the Company.
*99	.1	Consent of Harbor Research, Inc.
*99	.2	Consent of Hans E.W. Hoffmann to be named as director of the Company.
*99	.3	Consent of Gary H. Ritondaro to be named as a director of the Company.

*	Previously filed.

†	Portions of this exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions have been separately filed with the Securities and Exchange Commission.